Exhibit 99.1

Fortune Rise Acquisition Corporation Announces Termination of Business Combination Agreement

with Water On Demand, Inc. and Subsequent Liquidation

December 16, 2024 | CLEARWATER, FL – Fortune Rise Acquisition Corporation, a Delaware corporation (the “Company” or “FRLA”) (OTC: FRLA/FRLAU/FRLAW), announced that it did not complete its initial business combination and has mutually terminated its Business Combination Agreement with Water On Demand, Inc. (f/k/a Progressive Water Treatment Inc.), a Texas corporation (“WODI-PWT”). Therefore, the Company will dissolve and liquidate.

Termination of the Merger Agreement

On December 12, 2024, FRLA and WODI-PWT entered into a Mutual Termination Agreement pursuant to Section 7.1(a) of the Business Combination Agreement, dated October 24, 2023, by and among FRLA, WODI-PWT and FRLA Merger Sub, Inc., a Delaware corporation (the “Business Combination Agreement”). Capitalized terms not otherwise defined in this paragraph have the meanings ascribed to them in the Business Combination Agreement, and section references in this notice are references to sections of the Business Combination Agreement.

Dissolution and Liquidation of the Company

FRLA’s amended and restated certificate of incorporation (as amended, the “Existing Company Charter”) requires FRLA to complete its initial business combination by no later than May 5, 2025, provided monthly extension deposits are received in the trust account for the benefit of FRLA’s stockholders. As FRLA has terminated the Business Combination Agreement, it did not make the monthly extension deposit due December 5, 2024; therefore, the Existing Company Charter requires FRLA to, and FRLA will:

(i) cease all operations except for the purpose of winding up,

(ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the Offering Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest (net of taxes payable, less up to $50,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding Offering Shares, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and

(iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Corporation’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

All terms in this section not defined herein shall have the meaning under the Existing Company Charter.

As of December 11, 2024, after giving effect to the redemption payments required to be made in connection with FRLA’s stockholder meeting held November 4, 2024 (the “November Redemptions”), the per-share redemption price for the Class A common stock of FRLA was approximately $11.94 (the “Redemption Amount”), which will be further adjusted, as described below. In accordance with the terms of the related trust agreement, FRLA expects to retain $50,000 of the interest and dividend income from FRLA’s trust account to pay dissolution expenses. The balance of FRLA’s trust account, including the reduction for the dissolution expenses, as of December 11, 2024, was approximately $10.0 million (after giving effect to the November Redemptions). FRLA is calculating taxes due for 2023 and 2024 that will be removed from the trust account prior to any Redemption Amount being paid to the holders of FRLA’s public shares upon presentation of their respective share or unit certificates or other delivery of their shares or units to FRLA’s transfer agent, VStock Transfer, LLC. The number of remaining public shares of FRLA as of December 11, 2024 was 843,183.

Beneficial owners of FRLA’s public shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount. There will be no redemption rights or liquidating distributions with respect to FRLA’s warrants, which will expire worthless.

As of December 6, 2024, FRLA ceased all operations except for those required to wind up its business.

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Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on the beliefs and reasonable assumptions of management, and actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the FRLA’s filings with the SEC. The FRLA undertakes no obligation to update any forward-looking statements after the date of this release, except as required by law.

About Fortune Rise Acquisition Corporation

FRLA is a blank check company incorporated in February 2021 as a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

FRLA is a “shell company” as defined under the Exchange Act of 1934, as amended, because it has no operations and nominal assets consisting almost entirely of cash. FRLA will not generate any operating revenues until after the completion of its initial business combination, at the earliest. To date, FRLA’s efforts have been limited to organizational activities and activities related to its initial public offering as well as the search for a prospective business combination target.

Contacts

Contact Information:

Fortune Rise Acquisition Corporation

Ryan Spick

spickryan@gmail.com

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